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                                                                    EXHIBIT 23.2

                     CONSENT OF DELOITTE & TOUCHE LLP

We consent to the use in this Registration Statement of JTS Corporation on Form S-1 of our report dated March 1, 1996 (April 8, 1996 as to Note 16) on the consolidated financial statements of Atari Corporation and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


San Jose, California
November 29, 1996